Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK REPORTS FIRST QUARTER RESULTS

ST. LOUIS, MISSOURI – February 10, 2014 – Zoltek Companies Inc. (Nasdaq: ZOLT) today reported financial results for the first quarter of its 2014 fiscal year.

For the first quarter of fiscal 2014 ended December 31, 2013, Zoltek reported net sales of $35.0 million, compared to $35.9 million in the first quarter of fiscal 2013.

Zoltek reported a net loss of $2.3 million ($0.07 loss per share) in this year’s first quarter, compared to net income of $3.0 million ($0.09 per share) in the first quarter of fiscal 2013 and a net loss of $0.2 million ($0.00 per share) in the fourth quarter of fiscal 2013. Operating loss for the first quarter of fiscal 2014 was $0.4 million, a decline from operating income of $3.6 million reported during the first quarter of fiscal 2013.

On September 27, 2013, Zoltek entered into an Agreement and Plan of Merger with Toray Industries, Inc. pursuant to which a wholly-owned subsidiary of Toray would merger with and into Zoltek, with Zoltek continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Toray. At the effective time of the merger, each issued outstanding share of Zoltek’s common stock will be converted automatically into the right to receive $16.75 per share in cash, without interest. The Agreement and Plan of Merger and related transactions were approved by the shareholders of Zoltek at a special meeting of shareholders held January 23, 2014. The only outstanding regulatory approval condition for completion of the merger is review of the merger by the Committee on Foreign Investment in the United States (CFIUS). As previously disclosed, Zoltek has received a notice from CFIUS that it has undertaken an investigation of the merger which is to be completed no later than March 3, 2014. Zoltek anticipates that the merger will close as soon after completion of the CFIUS review as possible.

Zoltek will not be hosting a conference call in conjunction with this earnings announcement.

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This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue. This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers, including our principal customer Vestas Wind Systems; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis; (4) successfully add new planned capacity for the production of carbon fiber, prepregs and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) establish and grow prepreg capacity; (15) speed development of low-cost carbon fiber sheet molding compounds for the automotive industry pursuant to our global collaborative partnership with Magna Exteriors and Interiors; (16) resolve possible disputes with a group of shareholders that filed a Schedule 13D reporting beneficial ownership of an aggregate of approximately 10.1% of our outstanding common stock, including the group’s request for a special shareholders meeting to remove the current Board of Directors and elect new directors; (17) manage and respond to matters relating to our proposed Merger with Toray Industries, Inc., including without limitation (a) the occurrence of any event, change or other circumstances that could give rise to termination of the Merger Agreement before the Merger is completed; (b) the outcome of any legal proceedings instituted against Zoltek and others following announcement of the Merger Agreement; (c) our ability to complete the proposed Merger due to the failure of Zoltek, Toray or Merger Sub to satisfy the conditions to the Merger, including, but not limited to, obtaining the approval of our shareholders, antitrust approval and other closing conditions; (d) potential employee retention difficulties as a result of the proposed Merger; (e) disruption of our operations as a result of the Merger; and (f) our ability to realize the benefits of the Merger; and; and (18) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

For further information contact:

Andrew Whipple, CFO

3101 McKelvey Road

St. Louis, MO 63044

(314) 291-5110

ZOLTEK COMPANIES, INC.

SUMMARY FINANCIAL RESULTS

(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,
	2013	2012
Net sales	$35,123	$35,877
Cost of sales	29,842	26,800
Gross profit	5,281	9,077
Application and development costs	2,203	2,067
Selling, general and administrative expenses	3,483	3,361
Operating (loss) income	(405)	3,649
Interest expense, net	(191)	(117)
Loss on foreign currency transactions	(1,331)	(50)
Other (expense) income, net	(486)	80
(Loss) income from operations before income taxes	(2,413)	3,562
Income tax (benefit) expense	(149)	585
Net (loss) income	$(2,264)	$2,977

Basic (loss) income per share	$(0.07)	$0.09
Diluted (loss) income per share	$(0.07)	$0.09

ZOLTEK COMPANIES, INC.

CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except share and per share data)

	December 31, 2013	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$42,401	$32,291
Accounts receivable, less allowance for doubtful accounts of $182 and
$177, respectively	26,164	31,722
Inventories, net	71,005	71,945
VAT receivable	4,075	3,527
Other current assets	3,284	3,336
Total current assets	146,929	142,821
Property and equipment, net	378,588	371,988
Less: accumulated depreciation	(169,861)	(162,367)
Other assets	395	423
Total assets	$356,051	$352,865

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$4,416	$4,330
Trade accounts payable	9,054	6,270
Accrued expenses and other liabilities	8,057	8,133
Construction payables	847	850
Total current liabilities	22,374	19,583
Long-term debt	17,597	19,380
Hungarian grant liability	6,071	6,083
Other long-term liabilities	-	481
Liabilities carried at fair value	62	122
Total liabilities	46,104	45,649
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized,
34,396,422 and 34,390,922 shares issued and outstanding at
December 31, 2013 and September 30, 2013	344	344
Additional paid-in capital	482,476	482,425
Accumulated other comprehensive loss	(40,556)	(45,500)
Accumulated deficit	(132,317)	(130,053)
Total shareholders' equity	309,947	307,216
Total liabilities and shareholders' equity	$356,051	$352,865

ZOLTEK COMPANIES, INC.

OPERATING SEGMENTS SUMMARY

(Amounts in thousands)

	Three Months Ended December 31, 2013
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$26,763	$7,995	$365	$35,123
Cost of sales	23,555	5,949	338	29,842
Gross profit	3,208	2,046	27	5,281
Operating income (loss)	1,600	1,955	(3,960)	(405)
Depreciation	4,162	502	361	5,025
Capital expenditures	914	125	921	1,960

	Three Months Ended December 31, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$28,715	$6,590	$572	$35,877
Cost of sales	22,178	4,139	483	26,800
Gross profit	6,537	2,451	89	9,077
Operating income (loss)	4,571	2,346	(3,268)	3,649
Depreciation	4,167	370	121	4,658
Capital expenditures	851	1,769	287	2,907

	Total Assets
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
December 31, 2013	$252,579	$45,597	$57,875	$356,051
September 30, 2013	$288,544	$44,946	$19,375	352,865